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                                                                     Exhibit 10

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 39 to the Registration Statement on Form N-4 of our report dated April 29, 2011 relating to the financial statements of The Variable Annuity Life Insurance Company Separate Account A, our report dated April 29, 2011 relating to the consolidated financial statements of The Variable Annuity Life Insurance Company and our report dated April 29, 2011 relating to the statutory basis financial statements of American Home Assurance Company, which appear in such Registration Statement. We also consent to the incorporation by reference in such Registration Statement of our report dated February 24, 2011 relating to the financial statements, financial statement schedules and the effectiveness of internal control over financial reporting, which appears in American International Group, Inc.'s Annual Report on Form 10-K for the year ended December 31, 2010. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PRICEWATERHOUSECOOPERS LLP
Houston, Texas
April 29, 2011